UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 13, 2026

HawkEye 360, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-43266	47-5078666
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

450 Springpark Place, Suite 500 Herndon, Virginia	20170
(Address of Principal Executive Offices)	(Zip Code)
(571) 203-0360
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	HAWK	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

On August 13, 2026, HawkEye 360, Inc. (the “Company”) issued a press release announcing its financial results for the quarter ended June 30, 2026. A copy of this press release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.

In accordance with General Instruction B.2. of Form 8-K, the information in this Item 2.02, and Exhibit 99.1 hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any of the Company’s filings under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, whether made before or after the date hereof, regardless of any incorporation language in such a filing, except as expressly set forth by specific reference in such a filing.

Item 8.01 Other Events

In connection with the initial public offering (the “IPO”) of the common stock, $0.0001 par value, of the Company (the “Common Stock”), all of the Company’s officers, directors, and substantially all of the Company’s holders of outstanding Common Stock at the closing of the IPO were parties to market standoff agreements with the Company and entered into lock-up agreements with the underwriters that restrict their ability to sell or transfer their shares of Common Stock, or otherwise engage in certain transactions related to their shares of Common Stock, for a period of 180 days after May 6, 2026, subject to certain exceptions. Such period is referred to as the “Lock-Up Period”.

Pursuant to the lock-up agreements with the underwriters, if the Lock-Up Period would otherwise be scheduled to end during, or within five trading days prior to, a regularly-scheduled blackout period under the Company’s insider trading policy, and such date is more than 100 days following May 6, 2026, then the Lock-Up Period will instead end on the date that is ten trading days prior to the commencement of such regularly-scheduled blackout period (the “Conditional Early Termination Date”); provided, however, that the Company shall announce the Conditional Early Termination Date through a major news service, or on a Form 8-K, at least two trading days in advance of the Conditional Early Termination Date.

The Lock-Up Period is scheduled to end at the close of business on November 2, 2026, which falls within the Company’s quarterly blackout period. Therefore, under the lock-up agreements, all of the shares of Common Stock subject to the lock-up agreements will be automatically released at the close of business on the tenth trading day immediately prior to the beginning of the blackout period. Ten trading days immediately prior to the beginning of the Company’s next quarterly blackout period is September 1, 2026. As a result, on September 2, 2026, all of the shares of Common Stock subject to the lock-up agreements will become eligible for sale in the public market (subject to applicable trading limitations on shares held by affiliates of the Company, continued vesting of any unvested equity awards as of such date, and the Company’s insider trading policies). This Form 8-K is intended to satisfy the notice requirements set forth in the lock-up agreements.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press release issued by the Company on August 13, 2026
104	The cover page from the Company’s Form 8-K filed on August 13, 2026, formatted in Inline XBRL.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HawkEye 360, Inc.

Dated: August 13, 2026	By:	/s/ Michael Turner
Michael Turner
Chief Legal Officer